AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
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         This Amendment No. 1 to Employment  Agreement (the "Amendment") is made and entered into this 12th day of January, 1999, by and between Concentra Managed Care, Inc., a Delaware corporation (the "Company"), and Kenneth Loffredo ("Executive").

                                   WITNESSETH:

         WHEREAS,  the  Company  and  Executive  have  entered  into  a  certain
Employment   Agreement,   dated  as  of  September  17,  1997  (the  "Employment
Agreement"); and

         WHEREAS, the Company and Executive now desire to enter into this Amendment for the purpose of making certain amendments to the Employment Agreement deemed necessary and desirable and in the best interests of the Company and Executive, all as more fully described herein; and

         WHEREAS, the members of the Option and Compensation Committee of the Company's Board of Directors have heretofore approved the execution and delivery of this Amendment;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

         1. Termination by Executive. Subsection 5(d) of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "(d)  Termination  by Executive.  Subject to the provisions of
         Section 7(c), and at his option, Executive may terminate his employment hereunder (1) for Good Reason and/or for Additional Reason, or (2) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life.

                  For purposes of this Agreement, the termination of Executive's employment hereunder by Executive because of the occurrence of any one or more of the following events within one (1) year following a Change in Control (as hereinafter defined) which takes place on or before December 31, 1999, or within six (6) months following any other Change in Control shall be deemed to have occurred for "Good Reason":



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                  (A)      a   material   change  in  the  nature  or  scope  of
                           Executive's authorities, status, powers, functions, duties, responsibilities, or reporting relationships that is determined by Executive in good faith to be adverse to those existing before such change;

                  (B) any removal by the Company of Executive from, or any failure to reelect Executive to, the positions indicated in Section 1 hereof except in connection with termination of Executive's employment for Cause or disability;

                  (C) a reduction in Executive's Base Salary or any other failure by the Company to comply with Section 3 hereof that is not consented to or approved by Executive;

                  (D) the relocation of Executive's office at which he is to perform his duties and responsibilities hereunder to a location outside of the Boston, Massachusetts, metropolitan area, or a materially adverse alteration in the office space within which Executive is to perform his duties and responsibilities hereunder or in the secretarial and administrative support provided to Executive; or

                  (E) a failure by the Company or any subsidiary or affiliate of the Company to comply with any other material term or provision hereof or of any other written agreement between Executive and the Company or any such subsidiary or affiliate.

                  For purposes of this Agreement, the termination of Executive's employment hereunder by Executive because of the occurrence of any one or more of the following events within one (1) year following a Change in Control which takes place on or before December 31, 1999, shall be deemed to have occurred for "Additional Reason":

                  (A) the removal of Executive from the position of officer principally in charge of Sales and Marketing, or a material change in the nature or scope of any of Executive's authorities, status, powers, functions, duties, or responsibilities that is generally an essential function of such position and which is determined by Executive in good faith to be adverse to those existing before such change;



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                  (B)      a reduction in  Executive's  Base Salary or any other
                           failure by the Company to comply with Section 3 hereof that is not consented to or approved by Executive;

                  (C) the relocation of Executive's office at which he is to perform his duties and responsibilities hereunder to a location outside of the Boston, Massachusetts, metropolitan area, or a materially adverse alteration in the office space within which Executive is to perform his duties and responsibilities hereunder or in the secretarial and administrative support provided to Executive; or

                  (D) a failure by the Company or any subsidiary or affiliate of the Company to comply with any other material term or provision hereof or of any other written agreement between Executive and the Company or any such subsidiary or affiliate.

            As used herein, "Change in Control" shall have the meaning set set forth in the Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan."

         2. Compensation Upon Termination or Failure to Renew. Section 6 of the Employment Agreement is hereby amended by adding the following subsection (f) at the end of such Section 6:

                  "(f) Additional Reason. If Executive shall terminate his employment for Additional Reason, as well as for Good Reason, then, in addition to and not in lieu of any other amounts payable by the Company to Executive whether pursuant to Section 6(d) or otherwise (it being the intention of the parties that, upon the occurrence of an event or events described in the definition or "Good Reason" and "Additional Reason" in Section 5(d), Executive may terminate this Agreement for Good Reason and for Additional Reason), then the Company shall pay Executive as additional severance pay, on or before the fifth day following the Date of Termination, a lump sum in cash equal to Executive's full annual Base Salary at the rate in effect at the time the Notice of Termination is given (for a total of two (2) times Executive's full annual Base Salary when combined with amounts payable pursuant to Section 6(d)(B)).

                  In addition, (x) the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year in addition to the one (1) year provided for under Section 6(d) (for a total of two (2) years) after


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         the Date of Termination,  in  each  case to the extent such coverage is available."

         3. Other Provisions Relating to Termination. Subsections 7(b) and 7(c) of the Employment Agreement are hereby amended to read in their entirety as follows:

                  "(b) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean: (1) if Executive's employment is terminated by his death, the date of his death; (2) if Executive's employment is terminated because of a disability pursuant to Section 5(b), then thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);
         (3) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason and/or for Additional Reason, then, subject to Sections 7(c) and 7(d), the date specified in the Notice of Termination; (4) if the Company gives Executive notice pursuant to
         Section 1 prior to any anniversary of the date hereof that the Term of this Agreement shall not be automatically extended for an additional year on any such anniversary date, the date upon which the Term expires; and (5) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

                  (c) Good Reason and/or Additional Reason. Upon the occurrence of an event described in clauses (A) through (E) of the definition of "Good Reason" in Section 5(d), and/or upon the occurrence of an event described in clauses (A) through (D) of the definition of "Additional Reason" in Section 5(d), Executive may terminate his employment hereunder for Good Reason and/or Additional Reason, as applicable, within one hundred eighty (180) days thereafter by giving a Notice of Termination to the Company to that effect. If the effect of the occurrence of the event giving rise to Good Reason and/or Additional Reason under Section 5(d) may be cured, the Company shall have the opportunity to cure any such effect for a period of thirty (30) days following receipt of Executive's Notice of Termination. If the Company fails to cure any such effect, the termination for Good Reason and/or Additional Reason shall become effective on the date specified in Executive's Notice of Termination. If Executive does not give such Notice of Termination to the Company, then this Agreement will remain in effect; provided, however, that the failure of Executive to terminate this Agreement for Good Reason and/or Additional Reason shall not be deemed a waiver of Executive's right to terminate his employment for Good Reason and/or Additional Reason upon the occurrence of a subsequent event described in Section 5(d) in accordance with the terms of this Agreement."


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         4. No Change.  Except as  expressly  modified  hereby,  the  Employment
Agreement shall continue in effect unchanged.

         IN WITNESS WHEREOF, the Company and Executive have executed this Amendment on and as of the date first set forth above.

                                    THE  COMPANY:

                                    CONCENTRA  MANAGED  CARE,  INC.

                                    By:___________________________
                                           Daniel J. Thomas
                                           President and Chief Executive Officer


                                    EXECUTIVE:

                                    _______________________________
                                            Kenneth Loffredo




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